Exhibit 99.1

Digi International Reports Second Fiscal Quarter 2021 Results
Record Quarterly Revenue of $77.3M
Improved Capital Structure: Equity Raise, Debt Reconfiguration and Expansion
Acquisition of Haxiot, Inc. Completed in March
(Minneapolis, MN, May 5, 2021) - Digi International® Inc. (Nasdaq: DGII), a leading global provider of business and mission critical Internet of Things ("IoT") products, services and solutions, today announced its financial results for its second fiscal quarter ended March 31, 2021.
"Record revenues and annual recurring revenues of nearly $34 million headlined our second fiscal quarter," said Ron Konezny, President and Chief Executive Officer. "In addition, we executed three strategic actions laying the foundation for Digi's future success and growth including a debt restructure, stock offering and welcoming the Haxiot team to the Digi family. Each action supports Digi's core value proposition of enabling secure, automated, and zero touch applications for our customers and driving value for our shareholders."
Second Fiscal Quarter 2021 Results Compared to Second Fiscal Quarter 2020 Results
•Revenue increased to $77.3 million, or an increase of 5.2%.
•Gross margin was 52.3% versus 52.6% of revenue. Gross margin excluding amortization was 53.8% versus 54.3% of revenue.
•Net income per diluted share increased to $0.09, or an increase of 28.6%.
•Adjusted EPS increased to $0.27 per diluted share, or an increase of 8.0%.
•Adjusted EBITDA increased to $11.7 million, or an increase of 8.4%.
Reconciliations of GAAP and non-GAAP financial measures appear at the end of this release.
Public Offering of Common Stock
During the second fiscal quarter 2021 we sold 4,025,000 shares of our common stock and received $73.8 million, net of offering expenses.
Segment Results
IoT Product & Services
The segment's second fiscal quarter 2021 revenues of $65.6 million decreased 1.9% from the same period in the prior fiscal year, and increased 6.2% from the previous fiscal quarter. This decrease from the prior year fiscal quarter is attributed primarily to the decreased sales of our cellular routers in the government transit sector primarily related to an existing customer in the prior fiscal year that was not repeated, partially offset by increased sales within our embedded portfolio. Gross profit margin decreased 50 basis points to 52.5% of revenues for the second fiscal quarter of 2021, primarily due to increased freight expenses associated with the production and distribution of our products as a result of the COVID-19 pandemic. Operating income of $4.6 million decreased 45.2% from the same period in the prior fiscal year.
IoT Solutions
The segment's second fiscal quarter 2021 revenues of $11.7 million increased 78.0% from the same period in the prior fiscal year, and increased 2.7% from the previous fiscal quarter. Increased subscription revenue drove the increase. We now service nearly 77,000 sites as of March 31, 2021, compared to approximately 68,500 sites as of March 31, 2020. Gross profit margin increased 290 basis points compared to the prior year second fiscal quarter, as we had increased subscription revenue, which typically has higher gross margins. Operating loss of $1.2 million in the second quarter of fiscal 2021 improved 73.8% from the prior fiscal year.

Digi International Reports Second Fiscal Quarter 2021 Results
Second Fiscal Quarter 2021 Conference Call Details
As announced on April 8, 2021, Digi will discuss its second fiscal quarter 2021 results on a conference call on Wednesday, May 5, 2021 after market close at 5:00 p.m. ET (4:00 p.m. CT). The call will be hosted by Ron Konezny, President and Chief Executive Officer and Jamie Loch, Chief Financial Officer.
Digi invites all those interested in hearing management's discussion of its quarter to access a live webcast of the conference call through the investor relations section of Digi's website at www.digi.com. Participants may also join the call directly by dialing (855) 638-5675 and entering passcode 5059934. International participants may access the call by dialing (262) 912-4765 and entering passcode 5059934. A replay will be available within approximately three hours after the completion of the call, and for one week following the call, by dialing (855) 859-2056 for domestic participants or (404) 537-3406 for international participants and entering access code 5059934 when prompted.
A copy of this earnings release can be accessed through the financial releases page of the investor relations section of Digi's website at www.digi.com.
For more news and information on us, please visit www.digi.com/aboutus/investorrelations.
About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to global economic volatility and the ability of companies like us to operate a global business in such conditions, the current supply chain and shipping market pressures that are negatively impacting both manufacturing and distribution timelines as well as operating costs for a wide range of companies globally, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2020 and other filings, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Digi International Reports Second Fiscal Quarter 2021 Results
Presentation of Non-GAAP Financial Measures
This release includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration,, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.

Investor Contact:

James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: jamie.loch@digi.com
For more information, visit Digi's website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports Second Fiscal Quarter 2021 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Revenue	$77,301	$73,447	$150,447	$135,764
Cost of sales	36,844	34,806	68,971	66,659
Gross profit	40,457	38,641	81,476	69,105
Operating expenses:
Sales and marketing	15,437	14,556	30,361	26,617
Research and development	11,355	11,532	22,448	21,863
General and administrative	10,134	8,791	24,549	17,346
Restructuring charge	161	38	894	38
Operating expenses	37,087	34,917	78,252	65,864
Operating income	3,370	3,724	3,224	3,241
Other expense, net	(168)	(1,595)	(762)	(2,032)
Income before income taxes	3,202	2,129	2,462	1,209
Income tax expense (benefit)	274	125	(159)	(1,003)
Net income	$2,928	$2,004	$2,621	$2,212

Net income per common share:
Basic	$0.09	$0.07	$0.09	$0.08
Diluted	$0.09	$0.07	$0.08	$0.07
Weighted average common shares:
Basic	30,900	28,881	30,129	28,673
Diluted	32,223	29,486	31,436	29,585

Digi International Reports Second Fiscal Quarter 2021 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$127,189	$54,129
Accounts receivable, net	44,108	59,227
Inventories	51,407	51,568
Other current assets	11,727	5,134
Total current assets	234,431	170,058
Other non-current assets	373,072	358,624
Total assets	$607,503	$528,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,911	$28,067
Other current liabilities	37,950	33,163
Total current liabilities	56,861	61,230
Other non-current liabilities	91,490	95,952
Total liabilities	148,351	157,182
Total stockholders’ equity	459,152	371,500
Total liabilities and stockholders’ equity	$607,503	$528,682

Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$21,297	$(12,683)
Net cash used in investing activities	(8,382)	(136,532)
Net cash provided by financing activities	59,997	112,931
Effect of exchange rate changes on cash and cash equivalents	148	1,578
Net increase (decrease) in cash and cash equivalents	73,060	(34,706)
Cash and cash equivalents, beginning of period	54,129	92,792
Cash and cash equivalents, end of period	$127,189	$58,086

Digi International Reports Second Fiscal Quarter 2021 Results
Non-GAAP Financial Measures
TABLE 1
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three months ended March 31,				Six months ended March 31,
	2021		2020		2021		2020
		% of total revenue		% of total revenue		% of total revenue		% of total revenue
Total revenue	$77,301	100.0%	$73,447	100.0%	$150,447	100.0%	$135,764	100.0%

Net income	$2,928		$2,004		$2,621		$2,212
Interest expense, net	245		1,684		647		1,885
Income tax benefit	274		125		(159)		(1,003)
Depreciation and amortization	5,002		5,236		10,052		8,853
Stock-based compensation	2,477		1,841		4,222		3,441
Changes in fair value of contingent consideration	—		(388)		5,772		(129)
Restructuring charge	161		38		894		38
Acquisition expense	609		249		624		2,155
Adjusted EBITDA(1)	$11,696	15.1%	$10,789	14.7%	$24,673	16.4%	$17,452	12.9%
(1)Beginning in fiscal 2021, Adjusted EBITDA now excludes changes in fair value of contingent consideration. The prior year presentation has been adjusted to conform to the current year presentation.

TABLE 2
Reconciliation of Net Income and Net Income per Diluted Share to
Adjusted Net Income and Adjusted Net Income per Diluted Share
(In thousands, except per share amounts)

	Three months ended March 31,				Six months ended March 31,
	2021		2020		2021		2020
Net income and net income per diluted share	$2,928	$0.09	$2,004	$0.07	$2,621	$0.08	$2,212	$0.07
Amortization	3,927	0.12	4,116	0.14	7,888	0.25	6,564	0.22
Stock-based compensation	2,477	0.08	1,841	0.06	4,222	0.13	3,441	0.12
Other non-operating expense	(77)	—	(89)	—	115	—	147	—
Acquisition expense	609	0.02	249	0.01	624	0.02	2,155	0.07
Changes in fair value of contingent consideration	—	—	(388)	(0.01)	5,772	0.18	(129)	—
Restructuring charge	161	—	38	—	894	0.03	38	—
Interest expense related to acquisition	248	0.01	1,709	0.06	650	0.02	2,125	0.07
Tax effect from the above adjustments (1)	(1,113)	(0.03)	(1,927)	(0.07)	(3,468)	(0.11)	(3,545)	(0.12)
Discrete tax benefits (2)	(512)	(0.02)	(102)	—	(764)	(0.02)	(1,061)	(0.04)
Adjusted net income and adjusted net income per diluted share (3)	$8,648	$0.27	$7,451	$0.25	$18,554	$0.59	$11,947	$0.40
Diluted weighted average common shares		32,223		29,486		31,436		29,585
(1)The tax effect from the above adjustments assumes an estimated effective tax rate of 18.0% for fiscal 2021 and 20.2% for fiscal 2020 based on adjusted net income.
(2)For the three and six months ended March 31, 2021, discrete tax benefits primarily are a result of excess tax benefits recognized on stock compensation. For the three months ended March 31, 2020, discrete tax benefits were primarily a result of excess tax benefits on stock compensation. For the six months ended March 31, 2020, discrete tax benefits were primarily a result of excess tax benefits on stock compensation and an adjustment of our state deferred tax rate due to the Opengear acquisition.
(3)Adjusted net income per diluted share may not add due to the use of rounded numbers.